SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 27, 2003


                             VENUS EXPLORATION, INC.
               (Exact name of registrant specified in its charter)


                                    Delaware
                            (State of incorporation)


              0-14334                                   13-3299127
      (Commission File Number)                (IRS Employer Identification No.)


                               1250 N.E. LOOP 410
                                    SUITE 205
                            SAN ANTONIO, TEXAS 78209
              (Address of Registrant's principal executive offices)




       Registrant's telephone number, including area code: (210) 930-4900



                                 Not Applicable
          (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS

               THE FOLLOWING STATEMENTS WERE RELEASED TO THE PRESS
                              ON FEBRUARY 27, 2003



                    VENUS EXPLORATION CONSENTS TO CHAPTER 11


     SAN ANTONIO, TX, FEBRUARY 27, 2003: In a hearing before the United States Bankruptcy Court for the Eastern District of Texas, Beaumont Division, Venus Exploration, Inc. (OTCBB:VENX.OB) of San Antonio, Texas filed a Notice of Consent to Entry of Order for Relief under Chapter 11 of the US. Bankruptcy Code according to Venus Chairman and Chief Executive Officer, Eugene L. Ames Jr. Ames stated that he expected that the continuing sale and drilling of the Company's extensive inventory of exploratory and development drilling projects to work the Company out of Chapter 11 and provide full repayment of all of the Company's creditors and result in the Company ultimately achieving its original goal of growth in oil and gas reserve value.

     Ames further commented, "Obviously we regret that it was necessary to consent to the filing of the Chapter 11 petition, however we believe that the plan of reorganization that we expect to submit to the court can allow the Company to get on sound financial footing.."

     Ames continued further, "A few months ago, as the natural gas market fundamentals began to strengthen, we began to see a much stronger market within the oil and gas industry for the type of drilling projects we originate and sell to larger companies. We have previously reported sales of our Constitution Field interest in Jefferson County, Texas, and a natural gas drilling project, in Hansford County, Texas, where we netted approximately $2.058 million after closing adjustments. We retained a carried interest in the first three wells to be drilled on the Hansford County project and the first well in this multi-well project has been drilled and early analysis indicates that it will be as good or better than we expected."

     Venus is also reporting promising results from recompletions of two wells. One well located in Yoakam County, Texas, in which the Company has a 49% working interest, tested at a commercial oil rate and pumping equipment is being installed. The other well in Latimer County, Oklahoma, in which the Company has 4% working interest, is producing at a stabilized gas rate of 2,200 MCF/day.

     Our active portfolio includes 8 prospects on 20,000 acres in Texas and Louisiana. Because of the presently strong natural gas market, we are seeing increasing interest on the part of industry participants and we hope to be able to close other prospect sales in the near future under which we retain a carried or promoted interest in the initial wells."

     Venus is an independent oil and gas exploration and production company which is primarily engaged in the origination of oil and gas exploration prospects as well as projects to exploit and redevelop existing producing fields. Predecessors of Venus, under Ames' management, had a long and successful history of discovery and development of significant oil and gas reserves.


FORWARD-LOOKING STATEMENT:
     This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements are identified by language that speaks of future events. often containing,. for example, words such as "may," "could," "believe," "expect," "intend," "anticipate," "estimate," "continue," "target", "projected," "future," "will," "seek," and "plan". The forward-looking statements address such matters as exploratory and development drilling plans and schedules, capital expenditures, availability of capital resources, financial projections, financing assumptions and other statements that are not historical facts. Although statements involving those matters are based on information available at the time this news release was prepared, and although Venus believes that its statements are based on reasonable assumptions, it can give no assurance that its goals will be achieved or that the level of production or financial return expected can be achieved. Some of the important factors that could cause actual results to differ materially from those predicted in the forward-looking statements include (i) state and federal regulatory developments and statutory changes, (ii) the timing and extent of changes in commodity prices and markets, (iii) the timing and extent of success in acquiring leasehold interests and in discovering, developing or acquiring oil and gas reserves, (iv) the conditions of the capital, debt and equity markets during the periods covered by the forward-looking statements, (v) reliance on estimates of reserves, (vi) drilling results, (vii) the Company's success in consummating transactions to sell certain of its assets or interests therein, and (viii) other matters beyond the control of the Company; e.g., the risk factors outlined in the Company's Form 10K for the year ended December 31, 2001.



                                         CONTACT:     Eugene L. Ames, Jr.
                                                      Chairman & CEO
                                                      Venus Exploration, Inc.
                                                      210-930-4900


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 3, 2003                          VENUS EXPLORATION, INC.


                                                 BY:  /s/ EUGENE L. AMES, JR.
                                                      -----------------------
                                                      Eugene L. Ames, Jr.
                                                      Chief Executive Officer


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